EXHIBIT 10.5

2016 Stock Incentive Plan

OXYGEN THERAPY, INC.

2016 STOCK INCENTIVE PLAN

1.	Purpose.

The purpose of this 2016 Stock Incentive Plan (this “Plan”) of Oxygen Therapy, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”).

2.	Eligibility.

All of the Company’s employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock awards or other stock-based awards (each, an “Award”) under this Plan. Each person who has been granted an Award under this Plan shall be deemed a “Participant.”

3.	Administration, Delegation.

(a) Administration by Board of Directors. This Plan will be administered by the Board of Directors of the Company (the “Board”). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to this Plan as it shall deem advisable, subject to and in accordance with the Code. The Board may correct any defect, supply any omission or reconcile any inconsistency in this Plan or any Award in the manner and to the extent it shall, in its sole discretion, deem appropriate, provided that no such correction or reconciliation would cause any Award to become subject to Section 409A of the Code. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in this Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under this Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under this Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in this Plan to the “Board” shall mean the Board or, as the case may be, the Committee of the Board referred to in this Section 3(b) to the extent that the Board’s powers or authority under this Plan have been delegated to such Committee.

4.	Stock Available for Awards.

Subject to adjustment under Section 8, Awards may be made under this Plan for up to Five Million (5,000,000) shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under this Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under this Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

5.	Stock Options.

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. The terms and conditions of each Option shall be set forth in a written option agreement (an “Option Agreement”) to be entered into between the Company and the recipient of each Option. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated as a “Nonqualified Stock Option,” the form of which is attached hereto as Exhibit A.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”), the form of which is attached hereto as Exhibit B, shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not in actuality an Incentive Stock Option or ultimately treated as an Incentive Stock Option.

(c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify such exercise price in the applicable Option Agreement, which exercise price, subject to the provisions of Section 8 hereof, for each Nonstatutory Stock Option and each Incentive Stock Option shall be equal to a price per share that is at least equal to the fair market value of the Common Stock on the date of the grant, as determined by the Board in a manner intended, in good faith, to comply with the requirements of Sections 422 and 409A of the Code, as applicable.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option Agreement, provided, however, that no Option will be granted for a term in excess of 10 years.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f) Payment Upon Exercise; Issuance of Certificates. Common Stock purchased upon the exercise of an Option granted under this Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) to the extent permitted by the Board and applicable law, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(3) by any combination of the above permitted forms of payment.

Within ten business days following receipt by the Company of payment of the exercise price, the Company will issue or cause the issuance of a stock certificate in favor of the exercising Participant for the number of shares purchased by such Participant upon the exercise of an Option.

(g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof (each, a “Substitute Option”). Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2, hereof, and subject to compliance with Sections 83, 422 and 409A of the Code.

6.	Restricted Stock.

(a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

(b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any; provided, however, that each Restricted Stock Award shall be issued in a manner and on such terms as comply with Section 409A of the Code.

(c) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

7.	Other Stock-Based Awards.

The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock, the grant of stock appreciation rights and the grant of fully vested shares of Common Stock; provided, however, that any such Awards shall be issued in a manner and on such terms as comply with Section 409A of the Code.

8.	Adjustments for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of securities and exercise price per share subject to each outstanding Option, (iii) the repurchase price per share subject to each outstanding Restricted Stock Award and (iv) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

(b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall give written notice to the Participants as soon as practicable prior to the effective date of such liquidation or dissolution. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under this Plan at the time of the grant of such Award.

(c) Acquisition Events.

(1) Definition. An “Acquisition Event” shall mean: (A) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or (B) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

(2) Consequences of an Acquisition Event on Options. Upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes of this Plan, an Option shall be considered “assumed” if, after the closing of the Acquisition Event, the holder of a share of Common stock issuable upon exercise of the Option has the right to receive (upon exercise after the closing) the same consideration that a holder of a share of Common Stock actually outstanding immediately prior to the closing received at the closing. If holders of outstanding Common Stock before the closing were offered a choice of consideration, then the holder of an Option would have the right (upon exercise after the closing) to receive the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock. However, if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event.

(3) Consequences of an Acquisition Event on Restricted Stock Awards. Upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

(4) Consequences of an Acquisition Event on Other Awards. The Board shall specify the effect of an Acquisition Event on any other Award granted under this Plan at the time of the grant of such Award.

(5) Code Sections 422 and 409A. To the extent practicable, any adjustment under this Section 8 shall be made in a manner that, based upon advice of tax advisors to the Company, will not likely result in the disqualification of an Incentive Stock Option under Section 422 of the Code or in the imposition of additional interest or tax under Section 409A of the Code.

9.	General Provisions Applicable to Awards.

(a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in this Plan.

(c) Board Discretion. Except as otherwise provided by this Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

(e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines, in its sole discretion, that the action, taking into account any related action, would not materially and adversely affect the Participant, and further provided that no such modification or amendment would cause any Award to become subject to Section 409A of the Code. Any such determination of the Board, made in good faith, shall be final and conclusive.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to this Plan or to remove restrictions from shares previously delivered under this Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.	Miscellaneous.

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under this Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan. This Plan shall become effective on the date on which it is adopted by the Board, as set forth at the end of this Plan. No Awards shall be granted under this Plan after the completion of ten (10) years from the earlier of (i) the date on which this Plan was adopted by the Board or (ii) the date this Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate this Plan or any portion thereof at any time.

(e) Code Section 409A. Awards issued under this Plan are not intended to provide for the deferral of compensation for purposes of Section 409A of the Code. This Plan shall always be construed and applied in accordance with such intention. Notwithstanding the foregoing, each Participant shall be solely liable for the tax consequences of the Awards granted under this Plan, including any consequences of the application of Section 409A of the Code.

(f) Governing Law. The provisions of this Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

Adopted by the Board of Directors of the Company effective May 20, 2016.

Adopted by the stockholders of the Company effective May 27, 2016.